Exhibit 99.1

Bella Petrella's Holdings, Inc., announces the Securities and Exchange Commission has declared its S-1 Registration Effective and FINRA has issued a Trading Symbol.

Bella Petrella's Holdings, Inc., (OTC:BB--BTHR) announced today it has received its Trading Symbol pursuant to FINRA Rule 6432 and Rule 15c2-11 under the Securities Exchange Act of 1934. The Company's Post Effective Registration Statement filed on March 3, 2011 was declared effective by the Securities and Exchange Commission on March 15, 2011.

The Company's chairman and chief executive officer, John V. Whitman, Jr., said, "I am very pleased that our S-1 Registration Statement was declared effective and that FINRA has cleared the Company. It is an exciting time for our founders, directors and shareholders who have patiently endured the regulatory process. Achieving public status opens the doors for management to begin building a Company that will become generational and who's products will hopefully become household names."

ABOUT THE COMPANY

The Company produces a line of gourmet, reduced acid, pasta sauces, salsas and pizza sauce which is sold institutionally and to retailers. Each of the Company's products is all natural, full flavored and diabetic friendly. The Company's products are perfect for the consumer who suffers from acid reflux and traditionally has avoided tomato based products. The Company is an early revenue-stage enterprise.

SAFE HARBOR AND INFORMATIONAL STATEMENT

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s registration statement and reports filed with the SEC. The Company claims the safe harbor provided by Section 21E(c) of the Exchange Act for all forward-looking statements

Contact –
For more information about Bella Petrella's Holdings, Inc., including a copy of the prospectus
Christopher C. Harwell,  Phone:  813-258-5400 (Office), 813.244.1144 (Mobile)
E-mail:  charwell@lordandlasker.com

SOURCE Bella Petrella's Holdings, Inc.